Natus Medical Announces First Quarter 2020 Financial Results

	Q1-2020	Key Results
Revenue (millions)	$109.4	➢ Generated $17.4 million in operating cash flow ➢ Increased cash on hand to $107 million ➢ Repurchased $10.5 million of stock during the quarter ➢ Provides COVID-19 operations update
GAAP loss per share	$0.11
Non-GAAP EPS	$0.04

PLEASANTON, Calif. (April 30, 2020) - Natus Medical Incorporated (NASDAQ:NTUS) (the “Company” or “Natus”), a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages, today announced financial results for the three months ended March 31, 2020.

For the first quarter ended March 31, 2020, the Company reported revenue of $109.4 million, a decrease of 4.7% compared to $114.8 million reported for the first quarter 2019. GAAP gross margin was 57.4% during the first quarter of 2020 compared to 57.9% in the first quarter 2019. GAAP net loss was $3.6 million, or $0.11 per share, compared with GAAP net loss of $30.4 million, or $0.90 per share in the first quarter 2019.

Non-GAAP earnings per diluted share was $0.04 for the first quarter 2020, compared to $0.08 in the first quarter 2019. Non-GAAP net income was $1.3 million compared to $2.7 million in the first quarter 2019. Non-GAAP gross margin was 59.2% in the first quarter 2020 compared to 59.5% reported for the first quarter of 2019.

Response to COVID-19 and Business Conditions

“Healthcare providers and patients continue to depend on our products and services every day. Our team members and partners are working tirelessly to maintain our supply chain and deliver our products and services, and I sincerely thank them for their steadfast commitment,” said Jonathan Kennedy, President and Chief Executive Officer of Natus. “The health and welfare of our employees, our customers and our partners remain our top priority.”

Operational Impacts

Natus has implemented safeguards in its facilities to protect team members, including social distancing practices, work from home and other measures consistent with specific regulatory requirements and guidance from health authorities. As an essential supplier of healthcare products and services, all of Natus's manufacturing, engineering and customer support functions remain fully operational and will continue to support customers with vital supplies, service and equipment. Natus has made strategic investments in inventory to help mitigate potential supply chain disruptions, and the Company has taken actions to reduce costs, including reducing travel and discretionary expenses. Natus will continue to prioritize spending to allow continued investment in products and services that are key elements of its strategy for profitable growth in the years ahead.

“Despite seeing significant impact from COVID-19 during the first quarter, our Neuro end market continued to perform well, growing 4.7% versus the same period last year. Our Newborn Care and Hearing & Balance end markets declined during the quarter due to a world-wide softening of demand. While this brought our total revenues to $109.4 million, less than we originally expected, we still maintained strong operating cash flow of $17.4 million,” Mr. Kennedy continued. “In addition to the cash flow generated from our business, we also drew an additional $60 million on our credit line as a precaution to ensure we have the necessary capital to continue to reliably serve our customers during an extended period of uncertainty.”

“Looking ahead, we expect each of our end markets to experience significant decreases in demand as a result of shelter in place orders and the resultant decline in economic activity. In 2019, we completed a restructuring of the Company and strengthened our balance sheet by generating over $60 million in cash from operations and paying down $55 million in debt. These actions, in addition to implementing further cost control measures, have put us in a strong financial position and have positioned us well to succeed through this historically challenging time.”

Financial Guidance

Natus’s financial results for the remainder of 2020 will be impacted by continued global economic uncertainty due to the COVID-19 pandemic. As such, the Company withdrew its earnings guidance on April 6, 2020 and is not providing a financial outlook for 2020 at this time.
Use of Non-GAAP Financial Measures

The Company presents in this release its non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin and non-GAAP operating margin results which exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, certain discrete items, direct costs of acquisitions, and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included in this press release.

The Company believes that the presentation of results excluding these charges or gains provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and better reflects the ongoing economics of the Company's operations. The Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

Specifically, the Company excludes the following charges, gains, and their related tax effects in the calculation of non-GAAP net income, non-GAAP earnings per diluted share and non-GAAP operating profit: 1) Non-cash amortization expense associated with certain acquisition-related intangibles. The charges reflect an estimate of the cost of acquired intangible assets over their estimated useful lives. 2) Restructuring and other non-recurring charges. The Company has over time completed multiple acquisitions of other companies and businesses. Following an acquisition, the Company will, as it determines appropriate, initiate restructuring events to eliminate redundant costs. Restructuring expenses, which are excluded in the non-GAAP items, are exclusively related to permanent reductions in our workforce and redundant facility closures. Other non-recurring costs are associated with the transition of the executive management team. These costs can include stock compensation from accelerated vesting of stock, severance payouts and related payroll expenses. 3) Certain discrete items. These items represent significant infrequent charges or gains that management believes should be viewed outside of normal operating results, and each significant discrete transaction is evaluated to determine whether it should be excluded from non-GAAP reporting. These items are specifically identified when they occur. 4) Direct costs of acquisitions. These are direct acquisition-related costs that occur when the Company makes an acquisition, such as professional fees, due diligence costs, and earn-out adjustments.

The Company applies GAAP methodologies in computing its non-GAAP tax provision by determining the annual expected effective tax rate after taking into account items excluded for non-GAAP financial reporting purposes.  The Company’s non-GAAP tax expense and its non-GAAP effective tax rate are generally higher than its GAAP tax expense and GAAP effective tax rate because the income subject to taxes would be higher due to the effect of the expenses excluded from non-GAAP financial reporting. The nature of each quarterly discrete transaction will be evaluated to determine whether it should be excluded from non-GAAP reporting.

The Company's management uses these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods and the Company believes that investors also benefit from being able to refer to these non-GAAP financial measures along with the GAAP operating results. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled a conference call to discuss this announcement beginning at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, April 30, 2020. Individuals interested in listening to the conference call may do so by dialing 1-844-634-1441 for domestic callers, or 1-508-637-5658 for international callers, and entering reservation code 3480569. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 1-855-859-2056 for domestic callers, or 1-404-537-3406 for international callers, and entering reservation code 3480569. The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects”, “anticipates”,

“believes”, “intends”, “estimates”, “plans”, “will”, “outlook” and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. These statements relate to current estimates and assumptions of our management as of the date of this press release and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The Company's future results could differ materially due to a number of factors, including the business, social and economic impact of the COVID-19 outbreak on the Company's business and results of operations, the ability of the Company to realize the anticipated benefits from its new structure or from its consolidation strategy, effects of competition, the Company's ability to successfully integrate and achieve its profitability goals from recent acquisitions, the demand for Natus products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on the Company's target markets, the Company's ability to expand its sales in international markets, the Company's ability to maintain current sales levels in a mature domestic market, the Company's ability to control costs, risks associated with bringing new products to market, and the Company's ability to fulfill product orders on a timely basis, as well as those factors identified under the heading Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Natus disclaims any obligation to update information contained in any forward looking statement, except as required by law.

Natus Medical Incorporated
Drew Davies
Executive Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2020	March 31, 2019
Revenue	$109,383	$114,757
Cost of revenue	44,933	46,509
Intangibles amortization	1,668	1,756
Gross profit	62,782	66,492
Gross profit margin	57.4%	57.9%
Operating expenses:
Marketing and selling	30,730	33,729
Research and development	17,569	13,394
General and administrative	13,182	16,306
Intangibles amortization	3,661	3,786
Restructuring	871	37,372
Total operating expenses	66,013	104,587
Loss from operations	(3,231)	(38,095)
Interest expense	(717)	(1,506)
Other expense	(777)	(606)
Loss before tax	(4,725)	(40,207)
Provision for income tax benefit	(1,128)	(9,809)
Net loss	$(3,597)	$(30,398)
Loss per share:
Basic	$(0.11)	$(0.90)
Diluted	$(0.11)	$(0.90)
Weighted-average shares:
Basic	33,800	33,590
Diluted	33,800	33,590

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	March 31,	December 31,
	2020	2019
ASSETS

Current assets:
Cash and investments	$107,016	$63,297
Accounts receivable	101,219	115,889
Inventories	74,808	71,368
Other current assets	19,671	19,195
Total current assets	302,714	269,749

Property and equipment	26,267	24,702
Operating lease right-of-use assets	14,198	15,046
Goodwill and intangible assets	253,374	261,166
Deferred income tax	30,176	30,355
Other assets	20,741	21,509
Total assets	$647,470	$622,527

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$33,284	$27,253
Current portion of long-term debt	35,000	35,000
Accrued liabilities	45,255	54,451
Deferred revenue	22,823	20,246
Current portion of operating lease liabilities	5,727	5,871
Total current liabilities	142,089	142,821

Long-term liabilities:
Long-term debt	64,713	19,665
Deferred income tax	14,035	14,251
Operating lease liabilities	11,212	12,051
Other long-term liabilities	17,268	17,616
Total liabilities	249,317	206,404
Total stockholders’ equity	398,153	416,123
Total liabilities and stockholders’ equity	$647,470	$622,527

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Three Months Ended
	March 31, 2020	March 31, 2019
Operating activities:
Net loss	$(3,597)	$(30,398)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for losses on accounts receivable	178	600
Loss on commencement of sales-type leases	295	—
Depreciation and amortization	6,994	7,711
Loss on disposal of property and equipment	42	179
Warranty reserve	704	354
Share-based compensation	2,291	2,554
Impairment charge for held for sale assets	—	24,571
Changes in operating assets and liabilities:
Accounts receivable	15,956	15,555
Inventories	(3,443)	(4,476)
Prepaid expenses and other assets	(1,060)	(7,367)
Accounts payable	6,038	(3,436)
Accrued liabilities	(9,329)	(1,319)
Deferred revenue	2,190	1,982
Deferred income tax	103	(17)
Net cash provided by operating activities	17,362	6,493
Investing activities:
Purchase of property and equipment	(3,575)	(2,461)
Net cash used in investing activities	(3,575)	(2,461)
Financing activities:
Proceeds from stock option exercises and ESPP	—	268
Repurchase of common stock	(10,495)	—
Taxes paid related to settlement of equity awards	(1,883)	(1,567)
Principal payments of financing lease liability	(133)	(165)
Proceeds from long-term borrowings	60,000	—
Payments on borrowings	(15,000)	(5,000)
Net cash provided by (used in) financing activities	32,489	(6,464)
Exchange rate changes effect on cash and cash equivalents	(2,557)	(518)
Net increase (decrease) in cash and cash equivalents	43,719	(2,950)
Cash and cash equivalents, beginning of period	63,297	56,373
Cash and cash equivalents, end of period	$107,016	$53,423

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2020	March 31, 2019
GAAP based results:
Loss before provision for income tax	$(4,725)	$(40,207)

Non-GAAP adjustments:
Intangibles amortization (COGS)	1,668	1,756
Recall accrual and remediation efforts (COGS)	—	(255)
Restructuring and other non-recurring costs (COGS)	290	251
Direct costs of acquisitions (COGS)	—	83
Intangibles amortization (OPEX)	3,661	3,786
Direct costs of acquisitions (OPEX)	—	108
Restructuring and other non-recurring costs (OPEX)	817	37,664
Litigation (OPEX)	—	687
Non-GAAP income before provision for income tax	1,711	3,873

Income tax expense, as adjusted	$410	$1,162

Non-GAAP net income	$1,301	$2,711
Non-GAAP earnings per share:
Basic	$0.04	$0.08
Diluted	$0.04	$0.08

Weighted-average shares used to compute
Basic non-GAAP earnings per share	33,800	33,590
Diluted non-GAAP earnings per share	33,886	33,709

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2020	March 31, 2019
GAAP Gross Profit	$62,782	$66,492
Amortization of intangibles	1,668	1,756
Direct cost of acquisitions	—	83
Recall accrual and remediation efforts	—	(255)
Restructuring and other non-recurring costs	290	251
Non-GAAP Gross Profit	$64,740	$68,327
Non-GAAP Gross Margin	59.2%	59.5%

GAAP Operating Loss	$(3,231)	$(38,095)
Amortization of intangibles	5,329	5,542
Recall accrual and remediation efforts	—	(255)
Litigation	—	687
Restructuring and other non-recurring costs	1,107	37,915
Direct cost of acquisitions	—	191
Non-GAAP Operating Profit	$3,205	$5,985
Non-GAAP Operating Margin	2.9%	5.2%

GAAP Income Tax Benefit	$(1,128)	$(9,809)
Effect of accumulated change of pretax income	1,568	3,044
Effect of change in annual expected tax rate	(30)	(102)
Repatriation tax adjustment	—	(177)
Restructuring and other expenses	—	8,206
Non-GAAP Income Tax Expense	$410	$1,162

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GROSS MARGIN BY END MARKETS (unaudited)
(in thousands)

	Three Months Ended
	March 31, 2020	March 31, 2019
Neuro:
Revenue	$65,321	$62,390
Cost of revenue	26,532	23,059
Intangibles amortization	879	942
Gross profit	$37,910	$38,389
Gross profit margin	58.0%	61.5%

Newborn care:
Revenue	$24,232	$29,536
Cost of revenue	10,324	12,168
Intangibles amortization	63	66
Gross profit	$13,845	$17,302
Gross profit margin	57.1%	58.6%

Hearing & balance:
Revenue	$19,830	$22,831
Cost of revenue	8,077	11,282
Intangibles amortization	726	748
Gross profit	$11,027	$10,801
Gross profit margin	55.6%	47.3%

Consolidated:
Revenue	$109,383	$114,757
Cost of revenue	44,933	46,509
Intangibles amortization	1,668	1,756
Gross profit	$62,782	$66,492
Gross profit margin	57.4%	57.9%

Note: The revenue and gross margin for our AccuScreen® newborn hearing screening product has been reclassified from Hearing & Balance to Newborn Care for both the current and prior periods. Hearing & Balance was formerly named Audiology.

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP GROSS MARGIN BY END MARKETS (unaudited)
(in thousands)

	Three Months Ended
	March 31, 2020	March 31, 2019
Neuro:
GAAP Gross Profit	$37,910	$38,389
Amortization of intangibles	879	942
Acquisition charges	—	83
Non-GAAP Gross Profit	$38,789	$39,414
Non-GAAP Gross Margin	59.4%	63.2%

Newborn care:
GAAP Gross Profit	$13,845	$17,302
Amortization of intangibles	63	66
Recall accrual and remediation efforts	—	(255)
Restructuring and other non-recurring costs	290	76
Non-GAAP Gross Profit	$14,198	$17,189
Non-GAAP Gross Margin	58.6%	58.2%

Hearing & balance:
GAAP Gross Profit	$11,027	$10,801
Amortization of intangibles	726	748
Restructuring and other non-recurring costs	—	175
Non-GAAP Gross Profit	$11,753	$11,724
Non-GAAP Gross Margin	59.3%	51.4%

Consolidated:
GAAP Gross Profit	$62,782	$66,492
Amortization of intangibles	1,668	1,756
Acquisition charges	—	83
Recall accrual and remediation efforts	—	(255)
Restructuring and other non-recurring costs	290	251
Non-GAAP Gross Profit	$64,740	$68,327
Non-GAAP Gross Margin	59.2%	59.5%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GEOGRAPHIC REVENUE (unaudited)
(in thousands)

	Three Months Ended
	March 31, 2020	March 31, 2019
Consolidated Revenue:
United States	$68,338	$66,067
International	41,045	48,690
Totals	$109,383	$114,757

United States	62%	58%
International	38%	42%
Totals	100%	100%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
REVENUE AFTER EXITED PRODUCTS (unaudited)
(in millions)

	Three Months Ended		Year Ended
	March 31, 2020	March 31, 2019	December 31, 2019	December 31, 2018
Revenue	$109.4	$114.8	$495.1	$530.9
Newborn care*	—	(2.3)	(4.5)	(20.6)
Neuro*	—	(0.8)	(1.2)	(14.3)
Hearing & balance*	—	—	(0.1)	(11.3)
Revenue after exited products	$109.4	$111.7	$489.3	$484.7

*Newborn care, Neuro, and Hearing & balance include exited businesses (GND, Neurocom, Medix) and other end of sales products.